EXHIBIT 5
                                July 29, 1994





Niagara Mohawk Power Corporation
300 Erie Boulevard West
Syracuse, New York 13202


            Re:  Niagara Mohawk Power Corporation (the "Company")
                 Registration Statement on Form S-8 relating to 5,000,000 Shares of Common Stock pursuant to the Company's Employee Savings Fund Plan for Represented Employees and the Employee Savings Fund Plan for Non-Represented Employees (the "Plans")
                 _____________________________________________________________


Ladies and Gentlemen:

                 In connection with the proposed issuance under the Plan by the Company from time to time of 5,000,000 shares of the Company's Common Stock having a par value of $1 per share (the "Shares") and with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), we have examined such corporate records, other documents and questions of law as we considered necessary for the purpose of this opinion. We advise you that the Shares will be legally issued, fully paid and non-assessable if, at the time of the issuance of the Shares:

                 1. The Board of Directors of the Company shall have authorized the issuance and sale of the Shares under the terms of the Plan;

                 2. The Public Service Commission of the State of New York shall have authorized the issuance and sale of the
                      Shares:

                 3. The Registration Statement of the Company on Form S-8 shall have become and remain effective for the purpose of the offer and sale of the Shares; and

                 4. The Shares shall have been duly credited to Plan participants and, with respect to certificated Shares, the certificates for such Shares shall have been duly executed, countersigned, registered and delivered, and, in each case, the consideration therefor shall have been paid to the Company.

                 We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement of the Company on Form S-8 with respect to the Plan and the Shares to be issued and sold thereunder. We further consent to the use of the name of this firm in said Registration Statement and in the Prospectus forming a part thereof.

                                     Very truly yours,

                                     WINTHROP, STIMSON, PUTNAM & ROBERTS